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                                                                    Exhibit 99.1

[GENTA LOGO]
200 CONNELL DRIVE
BERKELEY HEIGHTS, NJ  07922

                      GENTA ANNOUNCES COMMON STOCK OFFERING

                          OF APPROXIMATELY $16 MILLION

BERKELEY HEIGHTS, NJ - SEPTEMBER 19, 2006 - Genta Incorporated (NASDAQ: GNTA) announced that the Company has entered into definitive agreements with institutional investors to sell 20 million shares of common stock through a registered offering for gross proceeds totaling approximately $16 million, before fees and expenses. The closing is expected to take place on or about September 22, 2006, subject to the satisfaction of customary closing conditions. The shares are being sold pursuant to the Company's registration statement on Form S-3 declared effective by the Securities and Exchange Commission on May 11, 2004 and the prospectus supplement dated September 19, 2006.

Rodman & Renshaw, LLC served as the placement agent for the offering.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The shares of common stock may only be offered by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus can be obtained from Rodman & Renshaw, LLC at 1270 Avenue of the Americas, New York, NY 10017. Fax # 212-356-0536

ABOUT GENTA

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer. The Company's research platform is anchored by two major programs that center on oligonucleotides (RNA- and DNA-based medicines) and small molecules. Genasense(R) (oblimersen sodium) Injection is the Company's lead compound from its oligonucleotide program. The Company has submitted a New Drug Application (NDA) to the Food and Drug Administration for the use of Genasense plus fludarabine and cyclophosphamide for treatment of patients with relapsed or refractory chronic lymphocytic leukemia (CLL). Genta has also completed a Marketing Authorization Application to the European Medicines Agency
(EMEA) for use of Genasense plus dacarbazine for treatment of patients with advanced melanoma. The leading drug in Genta's small molecule program is Ganite(R) (gallium nitrate injection), which the Company is exclusively marketing in the

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U.S. for treatment of symptomatic patients with cancer related hypercalcemia that is resistant to hydration. For more information about Genta, please visit our website at: www.genta.com.

SAFE HARBOR

This press release contains forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Forward-looking statements include, without limitation, statements about:

      - the Company's ability to obtain necessary regulatory approval for Genasense(R) from the U.S. Food and Drug Administration ("FDA") or European Medicines Agency ("EMEA");

      - the safety and efficacy of the Company's products or product candidates;

      -     the Company's assessment of its clinical trials;

      -     the commencement and completion of clinical trials;

      - the Company's ability to develop, manufacture, license and sell its products or product candidates;

      - the Company's ability to enter into and successfully execute license and collaborative agreements, if any;

      - the adequacy of the Company's capital resources and cash flow projections, and the Company's ability to obtain sufficient financing to maintain the Company's planned operations;

      -     the adequacy of the Company's patents and proprietary rights;

      - the impact of litigation that has been brought against the Company and its officers and directors; and

      - the other risks described under Certain Risks and Uncertainties Related to the Company's Business, as contained in the Company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The Company does not undertake to update any forward-looking statements. There are a number of factors that could cause actual results and developments to differ materially. For a discussion of those risks and uncertainties, please see the Company's Annual Report on Form 10-K for 2005 and its most recent quarterly report on Form 10-Q.

SOURCE: GENTA INCORPORATED

CONTACT:

INVESTOR RELATIONS                           MEDIA RELATIONS

Tara Spiess/Andrea Romstad                   Greg Tiberend
TS Communications Group, LLC                 Richard Lewis Communications, Inc.
info@genta.com                               (212) 827-0020
(908) 286-3980